UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
_____________

FORM 8-K
_____________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 31, 2011

Keryx Biopharmaceuticals, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30929 (Commission File Number)	13-4087132 (IRS Employer Identification No.)

750 Lexington Avenue
New York, New York 10022
 (Address of Principal Executive Offices)

(212) 531-5965
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 2.02.	Results of Operations and Financial Condition.

On November 2, 2011, Keryx Biopharmaceuticals, Inc. (“Keryx”) issued a press release announcing its results of operations for the third quarter ended September 30, 2011.  Keryx also announced that on Thursday, November 3, 2011 at 8:30am EDT, Keryx will host an investor conference call to discuss the Company’s third quarter financial results and provide a business outlook for the remainder of 2011. A copy of such press release is being furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Change in Control Agreement

On October 31, 2011, Keryx entered into a Change in Control Agreement (the “Agreement”) with its Chief Financial Officer, Mr. James F. Oliviero, for purposes of providing Mr. Oliviero with severance benefits upon a qualifying termination of employment in connection with a change in control.  The Agreement will be effective upon the consummation of a “change in control” (as defined in the Agreement). In the event that a change in control does not occur on or prior to October 31, 2013, the Agreement will thereupon automatically terminate and have no force or effect.

In the event that Mr. Oliviero’s employment with Keryx (or any successor entity) is terminated either by Keryx (or any successor entity) without “cause” (as defined in the Agreement) or by Mr. Oliviero for “good reason” (as defined in the Agreement), in each case, on, or within 12 months after, the effective date of a change in control, he will receive (subject to his execution of a general release of claims against Keryx and its affiliates): (i) a lump sum cash payment equal to the sum of (A) Mr. Oliviero’s base salary, and (B) the annual bonus earned by Mr. Oliviero for the fiscal year immediately prior to the year in which his date of termination occurs, if any, and (ii) a lump sum cash payment equal to the total monthly premium payment (both the Keryx portion and Mr. Oliviero’s portion of such premium) under the Company’s group healthcare plan multiplied by twelve (12).  Under the terms of the Agreement, if it is determined that any payment or benefit would constitute a parachute payment under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be reduced to the extent necessary (but not below zero) so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code. If Mr. Oliviero’s employment with Keryx (or any successor entity) is terminated for any reason other than as described above, he will not be entitled to receive any benefits under the Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Keryx Biopharmaceuticals, Inc. (Registrant)

Date: November 2, 2011	By:	/s/ James F. Oliviero
James F. Oliviero
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit
Number	Description

99.1	Press Release dated November 2, 2011.